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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the StarTek, Inc. Stock Option Plan and the StarTek, Inc. Director Stock Option Plan of our report dated February 20, 1999, with respect to the consolidated financial statements of StarTek, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


Denver, Colorado
April 28, 1999